ARTHUR ANDERSEN LLP

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report for the John Hancock Institutional Series Trust (comprising the Independence Balanced Fund, Independence Value Fund, Independence Diversified Core Equity Fund II, Independence Growth Fund, and Independence Medium Capitalization Fund) dated February 28, 1997 (and to all references to our Firm) included in or made a part of the Post-Effective Amendment No. 8 and Amendment No. 9 to Registration Statement File Nos. 33-86102 and 811-8852, respectively.



                                                     /s/Arthur Andersen LLP
                                                     Arthur Andersen LLP

Boston, Massachusetts
April 27, 1998